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                                                                   EXHIBIT 10.26

Teijin Systems Technology LTD.                          Company
Distribution Agreement                                  Confidential


THIS AGREEMENT is made this 1st day of August, 1998, between SIMULATIONS PLUS, INC. a California corporation with principal place of business at 1220 West Avenue J, Lancaster, CA 93534-2902, United States, hereinafter referred to as the Company, and TEIJIN SYSTEMS TECHNOLOGY LIMITED headquartered at 2-38-16, Hongo, Bunkyo-Ku, Tokyo I 1 3, Japan, hereinafter referred to as the Distributor.


WITNESSETH: In consideration of the mutual covenants hereinafter contained and for the purpose of promoting the sale within the country of Japan, hereinafter referred to as the Territory, of GastroPlus(TM) and QMPRPlus(TM), including all corrected or modified versions and up-versions, hereinafter referred to as the Products, as detailed in the price list issued by the Company and attached hereto as Appendix A, it is agreed:

1. APPOINTMENT: The Company appoints the Distributor as the exclusive distributor for the Products within the Territory. This appointment does not include Company's grant to the Distributor of any right to make or sell variations or derivative works of the Products. Sole ownership of copyrights and other intellectual and proprietary rights to the Products shall remain with the Company. Distributor accepts the appointment, in the limited scope provided herein, and agrees to use its best efforts to communicate the features, benefits, pricing, and availability of the Products to potential customers in the Distributor's usual and customary course of business.


2. EXCLUSIVE DISTRIBUTORSHIP: The Company will, during the term of this Agreement, sell to the Distributor, and the Distributor will purchase from the Company, the Products to be redistributed by the Distributor in the Territory. The Distributor shall devote its best reasonable commercial efforts for the adequate exploitation and distribution of the Products within the Territory and shall maintain an organization sufficient therefor. It is understood that during the term of this agreement, the Distributor is to be the sole and exclusive distributor for the Products in the Territory and all inquiries received by the Company for the Products from the Distributor's Territory will be promptly referred to the Distributor.


3. TERRITORY AND COMPETING PRODUCTS: The Distributor shall not, without first obtaining written consent of the Company, sell or distribute (1)



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the Products outside of the Territory, nor (2) any products of other manufacturers that may directly compete with the Products of the Company.


4. DISTRIBUTOR PRICING: The Company shall sell the Products to the Distributor at the prices listed on the product price sheets and catalogs currently distributed by the Company from time to time, less the trade discounts as indicated and authorized herein.

Said trade discounts are indicated in Appendix A of this agreement. Samples will be provided as further indicated in Appendix A of this Agreement. Any products not included in Appendix A shall be the subject of special written quotation by the Company, on request.

5. SPECIAL TERMS: The Distributor shall promptly advise the Company whenever special prices, shipping promises, terms, or other conditions are required to secure business not otherwise obtainable. In such cases, all elements relating thereto shall be agreed to in writing by the Company and Distributor before the final closing of the order and shall not be used to establish a precedent.


6. TAXES, DUTIES AND OTHER CHARGES: Unless otherwise authorized by the Company, all prices to the Distributor detailed in Appendix A are exclusive of any federal, state, municipal or other governmental taxes, duties, excise taxes or tariffs now or hereafter imposed on the sale of the Products, but are inclusive of any withholding taxes imposed on the prices paid to the Company by the Distributor. Payment obligations stated in Appendix A are also exclusive of any shipping, insurance and handling, freight forwarder or carrier agent charges imposed on the sale of the Products.

Shipments requiring special handling may be surcharged to the Distributor for the cost in excess of normal handling cost. Quotations and pro forma invoices for special circumstances are available upon request from the Company.

7. PRICE CHANGES: Pricing decisions and trade discounts are made at the sole reasonable discretion of the Company; however, the Distributor will be given ninety (90) days advanced notice of any price or discount changes. If prior to the receipt of notice of any price change, the Distributor shall have made offerings based on the former price lists, then the Company will accept orders from the Distributor in fulfillment of such tenders, provided such orders are for immediate shipment as available and are received by the Company within 30 (thirty) days: (1) after the date of any special quotations, or (2) after the date of any notice of a change or of any such listed prices or discounts; except that the Company reserves the right to make special quotations binding for a period less than 60 days, but in such event will so advise the Distributor at the time of making said special



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quotations.

8. WARRANTIES: The Company warrants that the Products shall substantially conform to the Product's accompanying documentation when used in accordance with such documentation, or documentation submitted with special written quotations or proposals. The Company will replace Products that are, within (1) one year of Distributor's receipt, found to contain a defect in material or workmanship.

The Distributor shall assume all responsibility with regard to the sufficiency and suitability of said Products for actual requirements in each instance of a sale to its customers. The Company assumes no contingent liability for failure of the Products to meet any such Distributor guarantees or assurances, stated or implied. All products are carefully inspected and tested during or upon completion of manufacture, but any special tests or changes to the Products required by the Distributor may be charged for by the Company.

9. TRAINING AND SUPPORT: During the term of the agreement, the Company will provide to the Distributor and the Distributor's customers, training and technical support on the application and use of the Products. Training and technical support is limited to employees of the Distributor who are actively engaged in the sales, training or technical support of the Products and to employees of the Distributor's customers who have purchased the Products and are actively involved in the use, training or technical support of the Products.

The Company will provide training and technical support, for the application and use of the Products, to the Distributor or Distributor's customers by telephone, e-mail, fax, or other similar means, free of charge, provided the training and support is of a usual and customary nature. The Company will provide training and technical support, for the application and use of the Products, to the Distributor or-Distributor's customers by in-person meetings free of charge, provided the training and support is of a usual and customary nature and the in-person meeting is conducted at the Company's principal place of business in Lancaster, California, United States. Free training and technical support services do not include costs associated with travel and costs associated with travel of Company employees outside a 60-mile radius of its principal place of business in Lancaster, California, United States, unless approved by the Company in writing. The determination of whether or not the Distributor or the Distributor's customer training and support needs are usual and customary are at the reasonable discretion of the Company.


10. INVOICING AND PAYMENT: The Company shall invoice the Distributor separately on the date of shipment. The Distributor shall pay the Company for the correct amount due in United States currency within sixty (60) days of the arrival date of the Products.



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11. COMPANY PROMOTIONAL EFFORTS WITHIN DISTRIBUTOR'S TERRITORY: The Company may
take such steps as it considers necessary to promote the sale of the Products in the Territory, including the right, at its option, to send Company representatives to spend time in the Territory in cooperation with the Distributor and the Distributor's representatives. The Company will provide adequate advanced notice of such actions to the Distributor.


12. COMPANY NOT LIABLE FOR LOSS: The Company shall not be responsible or liable for any loss, damage, detention or delay caused by fire, strike, civil or military authority, insurrection or riot, common carrier embargoes, lockout, tempest, accidental delay in delivery of the Products by other parties, or by any other cause that is unavoidable or beyond its reasonable control; nor in any consequential damage.


13. DISTRIBUTOR NOT A COMPANY AGENT: The Distributor shall not act as the agent for the Company under this Agreement, nor shall the Distributor have any right or power hereunder to act for or to bind the Company in any respect or to pledge its credit.


14. PATENTS, TRADEMARKS, RIGHTS: No licenses are granted or implied by this agreement under any patents or trademarks owned or controlled by the Company or under which the Company has any rights, except the right to distribute, sell or use the Products furnished by the Company. No rights to reproduce, change, modify or manufacture are granted by this Agreement.


15. DISTRIBUTOR'S USE OF COPYRIGHTS AND TRADEMARKS: The Distributor may use the copyrights and trademarks of the Company and the Products in connection with the advertising and promotion of the Products. GastroPlus(TM) and QMPRPlus(TM) are trademarks of the Company. Nothing herein shall grant the Distributor or its customers any right, title or interest in the Company's trademarks.


16. MINIMUM DISTRIBUTOR PERFORMANCE AND RENEWAL: Both parties understand that maintaining certain minimum levels of valid order activity is of the essence to this agreement and that these minimum standards are set forth in detail in Appendix B of this agreement. Therefore, it is one of the conditions for renewal of this agreement that acceptable orders for the product are tendered to the Company in sufficient unit and aggregate sales quantity to meet the standards set forth in Appendix B of this agreement. In respect to future agreement renewals, minimum acceptable quantities will be agreed upon, based on sales history and reasonable growth projections, but under no circumstance shall they be less than 75% (seventy-five percent) of sales for the preceding one-year term.



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Notwithstanding the foregoing, if the Distributor fails to achieve the minimum standards as set forth in Appendix B or as agreed upon between the parties in future, the Company agrees that it shall, at the request of the Distributor, negotiate for renewal of this Agreement with the Distributor in good faith; provided, however, that the period during which the Company shall be obligated to so negotiate with the Distributor and to refrain from granting any distributorship for the Products in the Territory to a third party shall not exceed ninety (90) days after the expiration of the term of this Agreement to which the minimum standards that the Distributor fails to achieve apply.


17. CONFIDENTIALITY: Both Company and Distributor recognize the importance of confidentiality. Accordingly, both parties agree to hold in strict confidence and to protect with at least the same degree of care used to protect its own proprietary information, all information disclosed by or received from the other party and specified as proprietary and confidential by the other part (hereinafter referred to as the Propriety Information), including, but not limited to: strategies and plans, processes, laboratory arrangements, designs, methods and know-how, computer software and embedded technology, software source code, mathematical algorithms, formulas, statistical and operational methods an techniques and data supplied by customers to enhance software performance, marketing and sales data, marketing and business information, financial plans, budgets and forecasts, and personnel matters, whether communicated in oral, written, graphic, physical, or electronic form. The Proprietary Information shall not include any information which the receiving party can show by documentary evidence (a) was in possession prior to the disclosure thereof, (b) was at the time of receipt or thereafter becomes, through no act or failure to act on the part of the receiving party, part of the public domain, or (c) was disclosed to the receiving party by others not under any obligation of confidentiality or restricted use to the disclosing party. The receiving party shall not, without the prior written consent of the disclosing party, disclose any Proprietary Information to any third parties other than the receiving party's directors, officers, employees and agents who need to know such Proprietary Information for carrying out the purpose of this Agreement. This
Section 17 shall survive the expiration or termination of this Agreement for five (5) years.


18. TERM AND TERMINATION: This Agreement shall be in force and effect from the 1st day of August, 1 998, until the 1st day of August, 1999. Thereafter, this Agreement shall be automatically extended and renewed from year to year unless:
(a) either party has lawfully terminated this Agreement in accordance with the TERMINATION paragraph of this Section 18, below, on or before the expiration of the above initial term, or



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any extended one (1) year period, and (b) the Distributor gives the Company written notice of termination at least three (3) months prior to the expiration of the above initial term or any extended one (1) year period; provided that the Company and Distributor shall determine the minimum standards for such renewed one (1) year period on or before the expiration of the above initial term, or any extended one (1) year period, and provided further that such minimum standards for the renewed one (1) year period will be agreed upon, based on sales history and reasonable growth projections, but under no circumstance shall they be less than 75%(seventy five percent) of sales for the preceding one (1) year period. If the Company and the Distributor fail to agree upon the minimum standards for such renewed one (1) year period on or before the expiration of the above initial term, or any extended one (1) year period, this Agreement shall be deemed to have been renewed for one year and the Company and the Distributor will negotiate and determine the minimum standards for such renewed one (1) year period within three (3) months after the renewal date. If the Company and the Distributor fail to determine the minimum standards within such three (3)-month period, then the Distributor has the right to, by giving the Company written notice within thirty (30) days of the expiration of such three
(3) month period, exercise the option to initiate an arbitration in accordance with Section 21 for determination of the minimum standards for the renewed one
(1) year period to cause this Agreement to be renewed as an EXCLUSIVE distribution agreement.


TERMINATION Subject to Section 16, either party shall be entitled to earlier terminate this Agreement by giving the other party notice of termination in writing if the other party breaches any material provision of this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice given by the terminating party. Termination or expiration of this Agreement shall not relieve Distributor of its then accrued payment obligation under this Agreement, and termination or expiration of this Agreement shall be without prejudice to all rights and remedies of either party under this Agreement and at law or in equity. The Company agrees that after termination or expiration of this Agreement, it shall undertake to sell the Products and provide necessary support services to customers and users of the Products in the Territory at the request of such customers or users.


19. LIABILITY OF PARTIES FOR DAMAGES: Neither party shall be liable for indirect, incidental, special, consequential or punitive damages under this agreement.


20. TRANSFER OF DISTRIBUTOR'S RIGHTS: The rights conferred on the Distributor by this Agreement cannot be assigned or transferred without the written consent of the Company. The Company shall not assign, transfer



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or otherwise dispose of in any manner the whole or any portion of this
Agreement, including, but not limited to, any rights or obligations under this Agreement, and any and all copyrights, patents, designs, trademarks and other intellectual property rights pertaining to the Products, without the prior written consent of the Distributor.


21. BINDING ARBITRATION: In the event of any dispute between the parties hereto in any way arising out of this agreement, the same shall be referred to three arbitrators, one to be appointed by the Distributor, one to be appointed by the Company, and a third to be mutually agreed upon by the two arbitrators so appointed. In the case of disputes involving an aggregate sum less than $50,000, a sole arbitrator will be appointed by the Company; said arbitrator must be reasonably acceptable to both the Distributor and the Company.


The arbitration will be conducted under the rules of the American Arbitration Associate (AAA) of New York (United States). The decision of a majority of the three Arbitrators, including the apportionment of the expenses of the arbitration, shall be final and binding upon the parties hereto. The meeting of arbitrators shall be held in the County of Los Angeles, California, unless it shall be mutually agreed to hold such meeting elsewhere.


22. GOVERNING LAW: This agreement shall be governed by and construed under the laws of the State of California in the United States of America.


IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed:

"Company"
By: Walter Woltosz
Authorized Signature
Title: Chairman & CEO
Date: August 7, 1998

"Distributor"
By:
Authorized Signature
Title: President
Date: August 7, 1998



Appendix A



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Pricing and Discount Schedule


GastroPlus                              US$ 15,555
QMPRPlus                                US$  3,888
Gastro/QMEPR Pack                       US$ 17,500



2nd Purchase and Renewal                10% Discount

Multi-Year Renewal and
Multi Purchase at the same time 20% Discount



Appendix B



Order and Sales Forecast



Minimum Standard
    First Year                          2 Units GastroPlus

    Second Year                         10 Units GastroPlus
    Third and subsequent years  per Section 18



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